UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑ Soliciting Material Pursuant to § 240.14a-12

Darden Restaurants, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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On July 25, 2014, Darden Restaurants, Inc. filed an Item 8.01 Current Report on Form 8-K.  The text of such Current Report on Form 8-K is reproduced below in its entirety and is being filed as soliciting materials pursuant to Rule 14a-12 on Form DEFA14A:

Darden Restaurants, Inc. (the “Company”) previously disclosed that Starboard Value LP and its affiliates (“Starboard”) delivered a letter on May 22, 2014 nominating 12 director candidates for election to our Board of Directors at the 2014 annual meeting of shareholders (“Annual Meeting”) scheduled to occur on September 30, 2014.  In connection with a proxy contest, it is possible that Starboard-nominated directors could constitute a majority of the Board following the Annual Meeting.  The terms of our $750 million Revolving Credit Agreement, dated as of October 3, 2011, among the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent (the “Revolving Credit Agreement”), and the Term Loan Agreement, dated as of August 22, 2012, among the Company, certain lenders party thereto and Bank of America, N.A., as administrative agent (the “Term Loan Agreement”) include change of control triggers regarding a turnover of a majority of our Board, resulting in a potential event of default.  Such an event of default could also give rise to an event of default under our indenture, pursuant to which we have $1.9 billion of debt currently outstanding.  Certain outstanding series of our notes require that we make a change of control offer upon a change of control triggering event. Our 6.200% Senior Notes due 2017 (the “2017 Notes”), our 4.50% Senior Notes due 2021 (the “2021 Notes”), our 3.350% Senior Notes due 2022 (the “2022 Notes”) and our 6.800% Senior Notes due 2037 (together with the 2017 Notes, the 2021 Notes and the 2022 Notes, the “Change of Control Public Notes”) all require us to make a change of control offer at 101% of the principal amount thereof plus accrued interest when there is both (i) a “change of control” (as defined therein) and (ii) a “Below Investment Grade Rating Event” (as defined therein). Further, our 3.79% Senior Notes due 2019 and our 4.52% Senior Notes due 2024 also require that we make a change of control offer upon a “change of control” (as defined therein) at 100% of the principal amount thereof plus accrued interest.

Our Board has reviewed and considered actions it could take under the terms of the Company’s indebtedness to address the potential adverse consequences to the Company under such terms from a change of control.  On July 24, 2014, our Board adopted a resolution concerning these debt matters, approving and nominating the Starboard nominees solely for purposes of the debt documents described above in order to avoid such a potential event of default, acceleration of our indebtedness and an obligation to make the change of control offers described above. Such action does not constitute an approval or endorsement of any kind of any of the 12 Starboard nominees as directors of the Company for any other purpose. In particular, the Board is not recommending that shareholders of the Company vote for any of the 12 Starboard nominees at the Company’s upcoming Annual Meeting. The Company believes that no further action is required under the Change of Control Public Notes to eliminate the change of control trigger in the event a majority of the Starboard nominees are elected. The Company is engaged in discussions with its lenders under its Revolving Credit Agreement and Term Loan Agreement with respect to these matters.

In connection with the foregoing, on July 25, 2014, the Company issued a press release announcing extension of the cash tender offer (the “Tender Offer”) and Early Tender Date for up to $610,000,000 aggregate principal amount of our outstanding 2021 Notes, 2022 Notes, 6.000% Senior Notes due 2035 and 6.200% Senior Notes due 2017 (collectively, the “Tender Offer Notes”) to 12:00 midnight, New York City time, on August 7, 2014. Rights to withdraw Tender Offer Notes from the Tender Offer have been reinstated and will now terminate at 12:00 midnight, New York City time, on August 7, 2014.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal, as supplemented by public announcements regarding the Tender Offer Notes. The Tender Offer is not being made to holders of Tender Offer Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Information About Forward-Looking Statements

Forward-looking statements in this communication regarding the potential results of any proxy contest at our 2014 annual meeting of shareholders, the triggering of “change of control” covenants in our debt documents, our ability to retire outstanding debt and buy back stock, our ability to execute on our brand renaissance program and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives and expectations regarding the sale of Red Lobster, benefits to Darden and its shareholders from such sale and related matters, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date except as required by law. We wish to caution investors not to place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include the ability to achieve Darden’s strategic plan to enhance shareholder value including realizing the expected benefits from the sale of Red Lobster, the outcome of any legal proceeding that may be instituted against Darden relating to the sale of Red Lobster, actions of activist investors and the cost and disruption of responding to those actions, including any proxy contest for the election of directors at our annual meeting, food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, our plans to expand our smaller brands Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close, relocate or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property, impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, an inability or failure to manage the accelerated impact of social media and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 annual meeting of stockholders (the “Annual Meeting”).  The Company intends to file a preliminary proxy statement and proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation.  Information regarding the names and interests of such participants in the Company’s proxy solicitation is set forth in the Company’s revocation solicitation statement, filed with the SEC on April 1, 2014 and will also be included in the proxy statement for the Annual Meeting.  These documents are available free of charge at the SEC’s website at www.sec.gov.

The Company will be mailing a definitive proxy statement and proxy card to the stockholders entitled to vote at the Annual Meeting.  WE URGE INVESTORS TO READ ANY PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of any proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at www.sec.gov.  In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://investor.darden.com/investors/investor-relations/default.aspx.